Exhibit 10.2

June 16, 2004

Michael Sileck

Dear Mike:

The letter agreement between you and Monster Worldwide, Inc. dated September 11, 2002, (the “Letter Agreement”), is hereby amended as follows:

1.  The references to “TMP Worldwide Inc.” in the Letter Agreement are each hereby amended to read “Monster Worldwide, Inc.”

2.  The last sentence in Section 3 of the Letter Agreement is hereby deleted.

3.  The Letter Agreement, as amended by this agreement, is hereby ratified and confirmed and remains in full force and effect.

Please sign below to indicate your agreement with the foregoing.

MONSTER WORLDWIDE, INC.

	By:	/s/ Andrew J. McKelvey
	Name:	Andrew J. McKelvey
	Title:	CEO

Accepted and Agreed:

/s/ Michael Sileck
Michael Sileck